-------------------------------------------------------------

               SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549
                           _________

                           FORM 8-K

                        CURRENT REPORT


            Pursuant to Section 13 or 15(d) of the

               Securities Exchange Act of 1934


               Date of Report:  March 22, 2001
              (Date of earliest event reported)


                 D E E R E   &   C O M P A N Y
     (Exact name of registrant as specified in charter)

                           DELAWARE
       (State or other jurisdiction of incorporation)

                           1-4121
                   (Commission File Number)

                         36-2382580
               (IRS Employer Identification No.)

                    One John Deere Place
                   Moline, Illinois  61265
    (Address of principal executive offices and zip code)

                        (309)765-8000
    (Registrant's telephone number, including area code)

 ___________________________________________________________
(Former name or former address, if changed since last report.)

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

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)  Exhibits

              (99)  Announcement and additional information.

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

                           SIGNATURE


    Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.




                               DEERE & COMPANY



                               By: /s/ MICHAEL A. HARRING
                                   -------------------------
                                   Michael A. Harring,
                                   Secretary


Dated:  March 22, 2001


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                         EXHIBIT INDEX



                                                   Sequential
Number and Description of Exhibit                  Page Number
---------------------------------                  -----------


(99)  Announcement and additional information        Page 5


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

                                                   EXHIBIT 99

(JOHN DEERE LOGO)
                                         Deere & Company
                                         One John Deere Place
                                         Moline, IL 61265
                                         Phone:  309-765-8000
                                         www.deere.com

FOR IMMEDIATE RELEASE:  MARCH 22, 2001
--------------------------------------

CONTACTS
--------

Curt Linke, Deere & Company 309-765-4634 linkecurtisg@johndeere.com

Greg Derrick, Deere & Company 309-765-5290 derrickgregoryt@johndeere.com

DEERE GROWTH PLAN TARGETS MAJOR IMPROVEMENTS
--------------------------------------------
IN FINANCIAL RESULTS & STOCKHOLDER VALUE, CEO TELLS INVESTORS
-------------------------------------------------------------

    MOLINE, IL -- John Deere is aggressively pursuing strategies that are intended to take growth and profitability to a new level over the course of the decade, the company's chairman and chief executive officer said today. "Our aim is to do nothing less than double and double again the value we deliver to customers, employees and investors," CEO Robert W. Lane told security analysts and investors at a meeting hosted by the company in New York.

    In moving ahead, Deere will build on its recent successes, he said. "Our competitive position has never been stronger due to positive customer response to advanced new products and our commitment to rigorous asset management," he said. Such gains, however, are intended to be only a starting point. "Our objective is to move in a direction that produces substantial, more consistent increases in sales and profits, and therefore delivers improved investor returns," he said.

     The company's strategic plan leverages the traditional John Deere strengths of product quality and customer service. "To these, we're placing a renewed emphasis on innovation, speed and efficiency as part of our aim to run smart, fast and lean," Lane noted.

    "RUNNING SMART affirms our commitment to staying out front in the development of new technology, smart solutions, and advanced products, including intelligent machines," Lane said. In this regard, the company plans to introduce more than 100 new products in 2001, headlined by the new John Deere SST lawn tractor based on proprietary spin-steer technology. The SST tractor is the first residential-mowing product with a zero-turn radius that is guided by a steering wheel. "Investors know innovations don't just happen," Lane said, "We have very consciously increased our research and development activities
- the wellspring of new products like the SST tractor - to record levels." Company product-development programs are being increased again in 2001, he noted.

    Deere's model order-fulfillment effort for construction equipment was cited as a leading example of how the company is adopting a greater sense of speed and RUNNING

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FAST. Estimate to cash, as the initiative is known, has
reduced machine-delivery times of products such as backhoes and crawlers by about half on average over the last two years while significantly reducing inventories. Importantly, the effort has proved its value in the current economic slowdown by allowing production to adjust in alignment with customer requirements. Commented Lane, "Estimate to cash is playing a leading role in our effort to rapidly balance production with retail demand and to maintain our commitment to rigorous asset management."

    Deere's push for a larger share of the European farm-equipment market further underscores the company's determination to move at a more rapid and decisive pace, Lane said. "Europe has as much sales potential in farm machinery as North America, but our own market share there is much less. This is a big opportunity for us to seize - and we will lose no time in doing just that." More than 50 of the year's new John Deere products will be introduced to European farm customers, marking the company's largest-ever new product launch outside of North America.

    At the same time, efficiency is being taken to a new level in the course of RUNNING LEAN. "Besides restraining costs and adding to our competitiveness, running lean will help us focus our financial capital, and employee efforts, on areas with the greatest potential return," Lane commented. Deere's recently announced project to restructure its flagship tractor-production operation in Waterloo, Iowa, is a prime example of how Deere is improving efficiency. The $127 million multi-year initiative targets a 75 percent improvement in manufacturing cycle times while dramatically reducing inventories and delivering meaningful cost reduction. He called the Waterloo restructuring the "catalyst for bringing world-class asset management" to company farm-machinery operations.

    Through its operating plan, Deere is targeting net sales and revenues of $40 billion by the end of the decade and a market capitalization of $50 billion. "These goals, while no doubt ambitious, reflect the great potential for building upon the John Deere Experience and the great promise represented by our advanced products and superior technology," Lane said. In this regard, he pointed out that equipment sales today make up over 80 percent of John Deere total net sales and revenues, yet equipment purchases account for only a few cents of every dollar spent on the average farmsite, worksite or homesite. "Today's customers want more than machines; they want total solutions," Lane stated. "We believe that spells an exciting growth opportunity for John Deere."

    Selective acquisitions will play an "important, supporting role" in achieving such growth, Lane said. He described the recent purchases of Timberjack Group and McGinnis Farms as having a "natural tie to our existing customer base and to our core equipment and service competencies." Overall, the company has made nearly two dozen acquisitions since 1995.

    Lane noted that taken as a whole the company strategy is centered on long-term value creation. "In the near term, we're facing a tougher economic environment, as we expressed in yesterday's announcement concerning production cutbacks. However, we

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remain confident that shareholders will be rewarded by this early action and our continued focus on rigorous asset management."

    In addition, the company reiterated that while it is still targeting to equal last year's profit performance, this could prove difficult in light of present market conditions. It further explained that meeting recently revised analyst expectations for the second quarter would be particularly difficult, while the fourth-quarter comparison should prove somewhat easier.

    "Our challenge is to do all the things we've been doing - strengthening our commitment to quality products, satisfied customers, dedicated employees and responsible corporate citizenship, while making sure investors are more fully, and consistently, rewarded for their stake in our company," Lane stated. "John Deere stands today as one of the world's preeminent companies in most every respect, and all our efforts are focused on making it a preeminent investment as well."

    SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. Statements herein that relate to future operating periods are subject to important risks and uncertainties that could cause actual results to differ materially. Some of these risks and uncertainties could affect particular lines of business, while others could affect all of the Company's businesses. Forward-looking statements involve certain factors that are subject to change, including for the agricultural equipment segment the many interrelated factors that affect farmers' confidence, including worldwide demand for agricultural products, world grain stocks, prices realized for commodities and livestock, weather and soil conditions, real estate values, animal diseases (including the spread of "mad cow" and "foot-and-mouth" diseases), crop pests, harvest yields, the level of farm product exports and government farm programs. Factors affecting the Company's commercial and consumer equipment business include general economic conditions in the United States, consumer confidence, consumer acceptance of the Company's new products, consumer borrowing patterns and the severity and timing of spring weather patterns. The number of housing starts as well as levels of public and non-residential construction are especially important to sales of the Company's construction equipment, while prices for pulp, lumber and structural panels are important to sales of forestry equipment. All of the Company's businesses are affected by general economic conditions in the global markets in which the Company operates, interest and currency exchange rates, as well as monetary and fiscal policies (including actions by the Federal Reserve Board); actions of competitors in the various industries in which the Company competes, particularly price cutting; dealer practices, especially as to levels of new and used field inventories; and legislation affecting the sectors in which the Company operates. The Company's outlook is based upon assumptions relating to the factors described above, which are sometimes based upon estimates and data prepared by government agencies. Such estimates and data are often revised. Further information concerning the company and its businesses, including factors that potentially could materially affect the company's financial results, is included in the company's most recent quarterly report on Form 10-Q and other filings with the Securities and Exchange Commission.

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